                                EXHIBIT 21

                        SUBSIDIARIES OF REGISTRANT


                                JURISDICTION OF                    PERCENT
NAME OF SUBSIDIARY               INCORPORATION                    OWNERSHIP
------------------              ---------------                   ---------
Hastings, Inc                      Ontario                           100%

HMC, Inc. <F1>                     Michigan                          100%















---------------------------------
<F1>  Formerly Douglas Corporation